Exhibit 99.1

Delta Fortifies Global Partner Strategy

Investments in Virgin Atlantic, Aeromexico and LATAM reinforce global strategy that fueled record growth pre-pandemic

ATLANTA, Dec. 13, 2021 – Delta Air Lines (NYSE: DAL) will make investments in Virgin Atlantic, Aeromexico and LATAM as the partner airlines transform their businesses to emerge from the global pandemic stronger and more resilient. These investments bolster Delta’s global platform that provides customers an enhanced network, seamless connectivity and an elevated experience, as well as fuel business growth for Delta, its employees and its partners.

Prior to the pandemic, Delta was achieving record international growth attributed to a combination of organic growth and its global partner network. Over the past 10 years, Delta has built industry-leading partnerships with flagship airlines across Europe, Asia and Latin America. As international travel demand returns, the connectivity, relevance and breadth of Delta’s global network with its partners remains critical to continuing this success.

“These strategic investments in our partners will transform our ability to improve the travel experience for our customers, enabling us to deliver a seamless travel experience alongside offering our customers an unrivalled network between North American and premier markets worldwide,” said Delta CEO, Ed Bastian. “The work each of our partners has done to strengthen their businesses for the future makes these partnerships even more valuable and creates a new era of international travel to benefit our customers, our employees and our investors as global travel rebounds in 2022 and beyond.”

In support of its global future, Delta is investing in Virgin Atlantic, Aeromexico and LATAM as each carrier emerges from restructuring or recapitalization. Upon completion of their respective processes, Delta is targeting a 20% equity stake in Aeromexico and a 10% equity stake in LATAM. In addition, Delta will maintain its 49% equity stake in Virgin Atlantic. The airline’s investment in these carriers will be approximately $1.2 billion.

With new widebody aircraft on the way, record hiring, and significant investments in international readiness, Delta is positioned to lead the industry through the ongoing recovery. Delta’s partnerships with Virgin Atlantic, Aeromexico and LATAM expand that growth potential, helping to fuel route additions, customer connectivity and associated job creation:

•	Aeromexico: The airlines’ existing Joint Cooperation Agreement (JCA) launched in 2017. Over the past four years, Delta and Aeromexico have built a leading trans-border network of more than 40 popular business and leisure routes from their main hubs and offering the most service in the largest New York and Los Angeles markets.
•	LATAM: Delta and LATAM’s trans-American Joint Venture Agreement will combine the carriers’ highly complementary route networks between North and South America. Following Chilean Court approval of the JV in October this year, Delta and LATAM expanded their existing codeshares to improve connectivity between North and South America.
•	Virgin Atlantic: Delta’s joint venture with Virgin Atlantic has, since 2013, solidified Delta’s position on key U.S.-U.K. routes including the leading business route New York-JFK to London Heathrow.

“Throughout the pandemic, Delta has continued to invest in our future, including new aircraft orders, accelerating real estate projects and putting significant resources into health and safety measures to protect our employees and our customers,” said Executive Vice President and Chief Financial Officer Dan Janki. “Similarly, investing in our partners now – even as we continue to navigate the pandemic – is the right choice to support Delta’s long-term strategy.”

There is no change to Delta’s investments in AFKL, Korean Air and China Eastern.

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With a shared ethos of the highest levels of customer service, Delta is focused on delivering benefits for customers through initiatives including seamless technology, loyalty reciprocity and frictionless connectivity with its global partners. Delta’s own international network combined with its partnerships creates an extensive global network and positions the airline to successfully capitalize on the re-opening of international markets, as well as anticipated growth into the future.

Forward Looking Statements

Statements made in this release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future, should be considered “forward-looking statements” under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report for the quarterly period ended September 30, 2021. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of the date of this release, and which we undertake no obligation to update except to the extent required by law.

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